UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JUNE 10, 2005

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 10, 2005, at a meeting of stockholders that was duly noticed, called and held in accordance with the requirements of the General Corporation Law of Delaware, our stockholders approved all proposals included in our Proxy Statement dated May 9, 2005 by an overwhelming margin. The holders of 12,344,733 shares of common stock were present or represented by proxy at the meeting. In addition, the holders of 271,533 shares of preferred stock were present or represented by proxy at the meeting.

The common and preferred stock voted as separate classes with respect to the election of directors. With respect to all other proposals, the preferred stock voted with the common stock as a single class on an as converted basis.

The results of the voting on the various matters presented for consideration were as follows:

Proposal	For	Against	Withhold or Abstain
To elect Howard Schmidt to serve as a Director until the 2008 Annual Meeting	271,533	0	0
To elect Michael Kishinevsky to serve as a Director until the 2008 Annual Meeting	12,343,640		1,093
To elect Tom Granville to serve as a Director until the 2007 Annual Meeting	12,343,640		1,093
To elect John Petersen to serve as a Director until the 2006 Annual Meeting	12,343,640		1,093
To ratify our compensation policies for independent directors	13,796,235	5,497	5,500
To ratify amendments that increase the number of shares available for incentive grants under our 2004 Incentive Stock Plan from 1 million to 2 million	5,754,533	3,409	7,832,900
To ratify amendments that increase the number of shares available for option grants under our Independent Directors’ Stock Option Plan from 125,000 to 500,000	5,742,633	20,209	7,828,000
To ratify the selection of Michael F. Cronin, CPA as independent auditor for the current year	13,802,832	3,990	410

While the proposals to increase the number of shares available for incentive awards and option grants will not change our current capitalization, the Trust for the Benefit of the Stockholders of Mega-C Power Corporation, which holds 7,827,500 shares of common stock, abstained from voting with respect to the proposals because of a dispute with the Chapter 11 trustee for Mega-C Power Corporation over ownership of the shares held by the Mega-C Trust. In recognition of the collateral dispute, our board of directors has adopted a resolution that instructs the compensation committee to refrain from taking any action with respect to the grant of incentives or options that exceed the pre-meeting authorization for a period of 60 days, or such shorter period as may be required for the Bankruptcy Court to resolve the underlying dispute. If the Chapter 11 trustee prevails, the compensation committee will be instructed to refrain from taking any action with respect to the grant of incentives or options that exceed the pre-meeting authorization until such time as (a) the Chapter 11 trustee expressly ratifies the action taken with respect to the increased plan limits or (b) the stockholders of the Corporation affirmatively vote to increase the applicable plan limits in a subsequent meeting.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 10, 2005, Axion Power International, Inc. issued a press release announcing the stockholder vote described in this Current Report on Form 8-K. A copy of the press release is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press Release of Axion Power International, Inc. dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXION POWER INTERNATIONAL, INC,
June 13, 2005

By: /s/ Thomas Granville
       Thomas Granville, Chief Executive Officer